SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2003

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Item 5. Other Events.

On May 14, 2003, Federal Realty Investment Trust issued a press release and mailed notice to the holders of its 7.95% Series A Cumulative Redeemable Preferred Shares, no par value, also referred to as the Series A Preferred Shares, stating that it will redeem all 4,000,000 of the Series A Preferred Shares outstanding, effective June 13, 2003. The Series A Preferred Shares will be redeemed at their redemption price of $25.00 per share, plus accrued and unpaid dividends through June 13, 2003 of $0.23959 per share, for an aggregate redemption price of $25.23959 per Series A Preferred Share.

For further information concerning the redemption, see the press release and the Notice of Redemption that are filed as exhibits to this report.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are included as part of this report.

Exhibit No.	Description

99.1	Press Release, dated May 14, 2003.

99.2	Notice of Redemption, dated May 14, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: May 15, 2003	By:	/s/ Dawn M. Becker
Dawn M. Becker Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 14, 2003.

99.2	Notice of Redemption, dated May 14, 2003